EXHIBIT 99.1

Zomedica to Develop Gastrointestinal Testing Panel for TRUFORMA™

Three new assays to be added to the five assays currently under development

ANN ARBOR, Mich., Sept. 08, 2020 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:  ZOM) announced today that it has agreed with its development partner Qorvo Biotechnologies, LLC, a wholly owned subsidiary of Qorvo US, Inc., to develop three new assays -- Cobalamin, cPL (canine Pancreatic Lipase), and Folate -- to target diagnosis of canine gastrointestinal issues. The new assays are in addition to the initial five assays currently under development, including panels for adrenal and thyroid testing, for TRUFORMA™, Zomedica's point-of-care veterinary diagnostic platform. The agreement to pursue development of the new assays has triggered the final $2 million milestone payment under Zomedica’s Development and Supply Agreement with Qorvo.

“Our intent for TRUFORMA™ always has been to have it serve as a broad diagnostic point-of-care tool for dogs and cats and to continue to expand the diagnostic offerings available on the platform," said Robert Cohen, Interim Chief Executive Officer of Zomedica. "We believe that the combination of the Cobalamin, cPL and Folate assays will enable veterinarians to use TRUFORMA to conduct a thorough testing panel to diagnose dogs in gastrointestinal distress."

If successfully developed, the Cobalamin, cPL, and Folate assays will represent what the Company believes is the first non-infectious gastrointestinal panel optimized for use in canines fully available at the point-of-care to facilitate rapid diagnosis of gastrointestinal disorders. Evaluation of the health of different components of the gastrointestinal system is necessary to identify the cause of clinical symptoms. This panel is intended to assay the function of the pancreas, proximal small intestine, and distal small intestine. The Company believes that the ability to conduct testing at the point-of-care will facilitate real-time clinical decision-making, reduce in-patient clinic stay, promote earlier detection and treatment, and increase pet owner satisfaction.

According to a DVM360 study*, ASPCA Pet Insurance, Embrace, Nationwide, Pets Best and Trupanion agree that “GI condition” is the most common insurance claim for dogs. Signs of digestive system disease can include excessive drooling, diarrhea, constipation, vomiting or regurgitation, loss of appetite, bleeding, abdominal pain and bloating, straining to defecate, shock, and dehydration. The TRUFORMA diagnostic device, which is smaller than a desktop printer, is anticipated to provide highly sensitive, species-specific assays using Qorvo’s proprietary, non-optical Bulk Acoustic Wave ("BAW") sensor technology. The BAW sensor is a proven semiconductor technology used in telecommunications and aerospace markets. The Company believes that BAW technology has the potential to improve veterinary diagnostics by delivering reference laboratory accuracy and test performance to the veterinary clinic at the point-of-care.

* https://www.dvm360.com/view/top-3-most-common-pet-insurance-claims

About Zomedica

Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) is a veterinary health company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include innovative diagnostics and therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to provide veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory

Except for statements of historical fact, this news release contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to Zomedica’s expectations. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and pilot and pivotal studies, uncertainty as to the likelihood and timing of regulatory approvals, availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon Zomedica’s business operations generally, including Zomedica’s ability to develop its diagnostic products,  and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:
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Media Contact:
Meredith Newman
mnewman@zomedica.com
+1 734.369.2555 ext. 119